WINDSTAR, INC.
CONFIDENTIALITY, INVENTION ASSIGNMENT, CONFLICT OF INTEREST
AND NON-COMPETE AGREEMENT
FOR EMPLOYEES AND CONSULTANTS

THIS CONFIDENTIALITY, INVENTION ASSIGNMENT, CONFLICT OF INTEREST AND NON-COMPETE AGREEMENT (this "Agreement") is made as of the 16th day of July, 2010 by the individual named below (the "Undersigned") and Windstar, Inc., a Nevada Corporation (“Windstar”).

In consideration of the engagement or employment of the undersigned by Windstar and with the intention that this Agreement shall apply to the entire period of his or her engagement by Windstar (including the period prior to the date of this Agreement any period working for any predecessor business enterprise or project), Windstar and the Undersigned hereby agrees as follows:

1.           Confidentiality

1.1           Confidential Information Defined. “Confidential Information” means information relating to the business of an entity that is not generally available to the public and is confidential, proprietary or commercially valuable, including without limitation, secret processes, inventions, improvements, formulae, plans, materials, devices, trade secrets, discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data, scientific methods, know-how, customer lists, supplier lists, contact information (for customers, suppliers, employees, consultants, investors advisors, prospects and others), marketing techniques and materials, pricing or pricing policies, financial information, plans for further development, computer software, computer hardware, computer hardware and software configurations, fabric treatment methods and processes, unpublished patent applications and know how related to patents and published applications, training and calibration methodologies, logistics and scheduling plans and programs, training courses and manuals, unpublished manuscripts, tests and proposals internal publications and materials (including those distributed in confidence to customers or business partners), and any other information or know-how of a similar nature, whether patentable or not, with respect to any confidential or secret aspects of an entity's business. Confidential Information need not be labeled as such to enjoy the protections afforded the same but need only be of the kind generally understood to be confidential, proprietary or commercially valuable. Confidential Information shall not include information lawfully in the public domain or lawfully obtained from third parties without restrictions although it shall be the burden of the Undersigned to establish any such claim by clear and convincing evidence.

1.2.           Non-Disclosure of Confidential Information of Windstar.  The Undersigned agrees that, both during and after the term of his or her employment with Windstar, he or she shall hold in the strictest confidence the Confidential Information of Windstar, and shall not, except as may be strictly necessary in the performance of his or her work for Windstar or with the prior written approval of Windstar, divulge, furnish, transfer, or make accessible to anyone, directly or indirectly, or use for any purpose for his or her own account or for the account or benefit of any person or entity, the Confidential Information of Windstar.

1.3           Non-Disclosure of Confidential Information of Third Parties.  The Undersigned agrees that, both during and after the term of his or her employment with Windstar, he or she shall hold in the strictest confidence the Confidential Information of any third party who has given Windstar the right to use such Confidential Information subject to a non-disclosure agreement between Windstar and such third party, and shall not, except as may be necessary in the performance of his or her work for Windstar or with the prior written approval of such third party, divulge, furnish, transfer, or make accessible to anyone, directly or indirectly, or use for any purpose or for the benefit of any person or entity, the Confidential Information of such third party.

1.4           Non-Disclosure of Confidential Information of Previous Employer and Others.  The Undersigned agrees that, during the period of his engagement by Windstar, he shall not use improperly or disclose any Confidential Information of any former employer or any other party to whom he has an obligation of confidentiality, nor bring unto the premises of Windstar any unpublished document or any property belonging to any former employer or any other party to whom the Undersigned has an obligation of confidentiality, unless consented to in writing by such employer or party.  The Undersigned represents that he has the right to enter into this Agreement, and that his performance of all the terms of this Agreement and his duties as an employee or consultant of Windstar will not breach any confidential information agreement, non-competition agreement or other agreement with any former employer of his services, either as an employee, consultant, contractor or independent contractor, or with any other party.  The Undersigned represents that all materials furnished or work performed by him will be wholly original and not copied, in whole or in part, from any other work, and such materials or work will not violate, conflict or infringe upon the rights, of any other person or entity.

1.5           Proprietary Notices.  The Undersigned shall not, and shall not permit any other person to, remove any proprietary notices or other legends or restrictive notices contained in or included in any Confidential Information.

1.6           Property of Windstar.  The Undersigned acknowledges and agrees that all Confidential Information of Windstar, in whatever form, whether made or compiled by him, or made available to him, during the period of his engagement by Windstar (including the period prior to the date of this Agreement) concerning Windstar's Confidential Information is and shall remain Windstar's property, and the Undersigned hereby assigns to Windstar any rights he might otherwise possess in such Confidential Information.  All Confidential Information shall be delivered to Windstar on the termination of the Undersigned’s engagement by Windstar, or at such earlier time as Windstar may request, and the Undersigned shall not retain copies of any Confidential Information.

2.           Invention Assignments.

2.1           Inventions Defined.  "Inventions" means, without limitation, inventions, creative works, procedures, methods, processes, uses, decisions, formulae, formulations, delivery technologies, discoveries of any kind, computer programs, computer software, and any improvements to any of the foregoing, which pertain to or relate to Windstar's business or any of the work or businesses carried on by Windstar and are discovered, conceived, reduced to practice, developed, made or produced by the Undersigned during and as a result of his engagement by Windstar, whether or not fixed in a tangible means of expression, whether or not eligible for patent, copyright, trademark, trade name or other legal protection, whether or not they are conceived and/or developed by the Undersigned alone or with others, and whether or not they are conceived and/or developed during regular working hours, conceived and/or developed using intellectual or tangible property of Windstar or conceived and/or developed at the facilities of Windstar or its customers.  The meaning of "Invention" under the terms of this Agreement shall not be limited to the meaning of "Invention" under the United States patent laws.

2.2           Property Rights to Inventions.  All Inventions shall be the sole and exclusive property of Windstar, and shall be deemed part of the Confidential Information of Windstar for purposes of this Agreement.  The Undersigned hereby assigns all his rights in all Inventions and in all related proprietary rights therein to Windstar.  Without limiting the foregoing, the Undersigned agrees that any copyrightable material shall be deemed to be "works made for hire" and that Windstar shall be deemed the author of such works under the United States Copyright Act.  In the event and to the extent such works are determined not to constitute "works made for hire," the Undersigned hereby irrevocably assigns and transfers to Windstar all right, title and interest in such works.  The Undersigned shall not be entitled to any additional compensation for any and all Inventions made during the period of his engagement by Windstar.

2.3           Obligation to Keep Windstar Informed.  During the period of his engagement by Windstar and for six (6) months after termination of his engagement, the Undersigned shall promptly, from time to time, fully inform and disclose to Windstar in writing all Inventions of any kind that he now has made, conceived or developed (including prior to the date of this Agreement), or which he may later make, conceive or develop, during the period of his engagement by Windstar and for six (6) months after termination of his engagement which relate to the Business of Windstar (as defined below) or to Undersigned’s work for Windstar.

2.4           Enforcement of Proprietary Rights.  The Undersigned shall assist and cooperate with Windstar, both during and after the period of his engagement by Windstar, at Windstar's sole expense, to allow Windstar to obtain, maintain and enforce patent, copyright, trademark, trade secret and other legal protection for the Inventions.  The Undersigned shall sign such documents, and do such things necessary, for such purposes and to vest Windstar with full and exclusive title in all Inventions against infringement by others.  The Undersigned hereby appoints the Secretary of Windstar as his attorney-in-fact to execute documents on his behalf for this purpose.

2.5           Assignment to Third Parties.  Windstar has an unrestricted right to assign to any third party, without limitations, any rights, title and interests it may have or acquire with respect to any Invention.

2.6           Waiver of Moral Rights.  To the extent allowed by law, the Undersigned hereby waives all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral" or the like (collectively "Moral Rights") that he may have with respect to the Inventions. To the extent, the Undersigned hereby retains any such Moral Rights under applicable law, the Undersigned hereby ratifies and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Windstar, and the Undersigned agrees not to assert any Moral Rights with respect thereto.  The Undersigned will confirm any such ratifications, consents and agreements from time to time as requested by Windstar.

3.           Non-Competition.

3.1           Limitations.  The Undersigned agrees that during the term of his or her employment with Windstar and for a period of one year thereafter, the Undersigned shall not, for any reason, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):

(i) in any geographical area in the United States or in those foreign countries where Windstar, during the period of the Undersigned’s employment with Windstar, conducts or proposes to conduct business, engage in any business that is Directly Competitive with the Business of Windstar.

(ii) solicit, induce, encourage or attempt to induce or encourage any employee, contractor or consultant of Windstar to terminate his or her employment or relationship with Windstar, or to breach any other obligation to Windstar;

(iii) solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between Windstar and any other person including, without limitation, any consultant, contractor, customer, potential customer, or supplier of Windstar; or

(iv) engage in or participate in any business conducted under any name that shall be the same as or similar to the name of Windstar or any trade name used by Windstar.

(v) For purposes of this Section 3, the "Business" of Windstar shall be deemed to mean any business which Windstar conducts or has initiated plans to conduct during the term of Undersigned’s service with Windstar, including, but not limited to, the development, marketing and sale of products comprised of or containing tissue-engineered skin.

For purposes of this Section 3, "Directly Competitive" shall mean the development, marketing, selling, providing, distributing or sponsoring of any service or product similar to any service or product offered by Windstar or which is capable of substituting for or displacing any of Windstar’s services or products in the marketplace.

For purposes of this Section 3, the terms “holder of equity,” “debt investment” or  “lender” shall not include or encompass any securities, debt or other investment instruments issued by or related to  any publicly traded company, or any securities, debt or investment instruments held indirectly via any mutual fund, index fund, private equity fund, investment trust or money market fund.

           3.2           Acknowledgment.  The Undersigned acknowledges that the geographic, activity and time limitations contained in Section 3.1 are reasonable and properly required for the adequate protection of Windstar's business.  In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court, the Undersigned shall submit to the reduction of either said activity or time limitation to such activity or period as the court shall deem reasonable.  In the event that the Undersigned is in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

3.3           Conditions on Enforceability of Non-competition Limitations.  Notwithstanding the foregoing, the post-employment non-competition limitations contained in Section 3.1 (i) through (iv) shall not be enforceable unless Windstar is then in compliance with its payment obligations to the Undersigned with respect to any post-termination obligation to the Undersigned under any employment or consulting agreement.

3.4     Provided that Undersigned is not engaged in personally rendering services relating to any business activity that is Directly Competitive with the Business of Windstar,  it shall not be a violation of Section 3.1(i) of this Agreement if, after separation from employment with Windstar,  the Undersigned becomes employed by or renders service to (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity) a subsidiary or division of a parent company with annual revenues in excess of $500 million, where the employing subsidiary or division does not conduct any business that is Directly Competitive with the Business of Windstar, even if the parent company has a separate subsidiary or division that does conduct a business that is Directly Competitive with the Business of Windstar.

4.           Conflict of Interest.

4.1           Making or Offering Payments or Gifts to Influence the Acts of Others.  The Undersigned shall not make or offer to make any payment, loan or gift:

(i)           to any government official or employee;

(ii)           to any representative of any vendor or customer (A) if doing so would appear to be an attempt to influence the representative's performance of his or her duties and (B) unless the vendor's or customer's management has advance knowledge of such payment, loan or gift; or

(iii)           to any person where such payment, loan, gift or offer might violate any law, regulation or Windstar policy, including those relating to (A) commercial or other bribery, (B) conflicts of interest, (C) labor matters, or (D) antitrust or trade regulation compliance.

The foregoing notwithstanding, the Undersigned may provide customary token business gifts and entertainment.

4.2 Accepting Any Payment or Gift.  The Undersigned shall not accept or solicit from any vendor, customer or competitor any payment, loan or gift or thing of value whether or not connected with the Undersigned’s performance of duties to Windstar.  The Undersigned shall not give any vendor, customer or competitor the impression that he or she expects or would accept gifts or gratuities.  The foregoing notwithstanding, the Undersigned may accept gifts of nominal value (less than or equal to $25) which could not appear to cause a conflict of interest so long as there is no effort made to conceal the gift.  If the Undersigned receives a gift that is prohibited under this Section 4, he or she shall notify his or her supervisor and return the gift, along with a written explanation that Windstar’s policy prevents the Undersigned from accepting the gift.  Any gift that cannot be returned shall be the property of Windstar to dispose of in its sole discretion.

4.3           Outside Interests and Activities.

(a)           The Undersigned is expected to devote so much of his or her full time and ability to performing his or her duties as an employee or consultant of Windstar, both during regular business hours and such additional time, as may be required.  The Undersigned is not permitted to maintain any business or financial interest, or to engage in any outside activity, that conflicts with the interests of Windstar or might interfere with the Undersigned's ability to discharge his or her duties to Windstar.  For purposes of this Section 4, investments in securities that are listed on a national securities exchange or regularly traded on the over-the-counter market in the United States shall not be deemed a conflict of interest.

(b)           If the Undersigned has at any time during the term of his or her employment with Windstar any business or financial interest or engages in any outside activity that might conflict with the Undersigned’s duties to Windstar, he or she must immediately disclose the potential conflict to the Chief Operating Officer of Windstar, who will determine whether any conflict of interest exists.  If a conflict of interest exists, Windstar shall determine whether the Undersigned should terminate the conflicting interest or activity, or whether the Undersigned's duties should be revised.

(c)           If the Undersigned wishes to serve as a director or officer of another company, he or she must obtain the prior written approval of the Chief Operating Officer to ensure that such service would be a conflict of interest.

(d)           If a relative of the Undersigned is engaged in activities which, if engaged in by the Undersigned would constitute a conflict of interest, the Undersigned shall notify the Chief Operating Officer of Windstar thereof in writing.

4.4           Trading with Windstar.  The Undersigned shall not sell or rent any property to or from Windstar, unless the sale or rental has been approved in advance by a majority of the disinterested members of Windstar's Board of Directors.

4.5           Misuse of Business Opportunity.  The Undersigned agrees that he or she shall not take advantage of any business opportunity which the Undersigned learns about or develops in the course of employment by Windstar which is related to any current or future business of Windstar without Windstar 's consent.

4.6           Decisions; Remedies.  The Undersigned acknowledges and agrees that (i) Windstar's determination as to whether a conflict of interest exists or a misuse of business opportunity has occurred shall be conclusive and Windstar may take such action as, in its judgment, will terminate any conflict; (ii) the Undersigned may be subject to dismissal or other appropriate disciplinary action in the event that he or she violates the provisions of this Section 4, and (iii) Windstar has the right to recover from the Undersigned any damages that it sustains as a result of the Undersigned’s violation of this Section 4 and/or to refer such matter for criminal prosecution.

5.           Miscellaneous.

5.1           Disclosure of this Agreement.  The Undersigned hereby authorizes Windstar to notify others, including but not limited to customers of Windstar and any of the Undersigned’s future employers, of the terms of this Agreement and the Undersigned’s responsibilities under this Agreement.

5.2           Specific Performance.  The Undersigned acknowledges that money damages alone would not adequately compensate Windstar in the event of a breach or threatened breach by the Undersigned of this Agreement, and that, in addition to all other remedies available to Windstar at law or in equity, Windstar shall be entitled to injunctive relief for the enforcement of its rights and to an accounting of profits made during the period of such breach.

5.3           Severability.

(a) This Agreement is the entire agreement of the parties as to its subject matter but is not and shall not be construed as an employment agreement.

(b) Each of the covenants provided in this Agreement are separate and independent covenants.  If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and any such invalid or unenforceable provision shall be reformed so as to be valid and enforceable to the fullest extent permitted by law.

(c) It is not a defense to the enforcement of any provision of this Agreement that Windstar has breached or failed to perform any obligation or covenant under any other agreement or understanding between the Undersigned and Windstar.

5.4           Indemnification: Waiver of Breach.  Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of the Undersigned.  The Undersigned will indemnify, defend and hold harmless Windstar from and against any losses, damages and expenses (including reasonable attorneys' fees) related to, based upon or arising from claims of third persons of breach or a claim of breach of the Undersigned’s representations and agreements in Section 1.4.

5.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to conflict of law rules. Windstar and the Undersigned submit to the jurisdiction of the state and federal courts situated in the State of New Jersey which courts shall have exclusive jurisdiction to decide disputes between them.

5.6           Amendments; Further Documents.  This Agreement may not be changed, modified, released, discharged, abandoned or otherwise terminated in whole or in part except by an instrument in writing, agreed to and signed by the Undersigned and a duly authorized officer of Windstar. The Undersigned agrees to execute such additional documents as Windstar may require to implement the terms of this Agreement.

THE UNDERSIGNED:

(a)            REPRESENTS THAT, TO THE BEST OF HIS OR HER  KNOWLEDGE AND BELIEF, THE UNDERSIGNED HAS, AND HIS OR HER SPOUSE AND DEPENDENT CHILDREN CURRENTLY HAVE, NO CONFLICT OF INTEREST, AS DEFINED IN SECTION 4. HEREIN, IN CONNECTION WITH THE UNDERSIGNED’S EMPLOYMENT BY WINDSTAR, EXCEPT AS INDICATED BELOW:

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The foregoing statement is true without exception.
The foregoing statement is true, except that:
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(b)           UNDERSTANDS AND ACCEPTS HIS OR HER RESPONSIBILITY TO ADVISE WINDSTAR IMMEDIATELY IN WRITING OF ANY FUTURE POTENTIAL CONFLICT OF INTEREST IN CONNECTION WITH HIS OR HER EMPLOYMENT BY WINDSTAR.

(c)           ACKNOWLEDGES THAT HE OR SHE HAS (i) READ THIS AGREEMENT; (ii) BEEN GIVEN THE OPPORTUNITY TO ASK QUESTIONS; (iii) BEEN GIVEN SUFFICIENT TIME TO CONSULT AN ATTORNEY; AND (iv) EITHER CONSULTED WITH AN ATTORNEY OR AFFIRMATIVELY DECIDED NOT TO CONSULT AN ATTORNEY.

(d)           ACKNOWLEDGES THAT HE OR SHE HAS RECEIVED A COPY OF THIS AGREEMENT AND FULLY UNDERSTANDS THIS AGREEMENT.

(e)           UNDERSTANDS THAT THE UNDERSIGNED’S OBLIGATIONS UNDER THIS AGREEMENT SURVIVE THE TERMINATION OF HIS OR HER ENGAGEMENT BY WINDSTAR FOR ANY REASON.

* * *

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

EMPLOYEE OR CONSULTANT:
By:      /s/ Randall E. McCoy
Name: Randall E. McCoy

ADDRESS:
10 High Court
Little Falls,
New Jersey, 07424

Date: ___________________________________

Accepted by

WINDSTAR, INC.

By:              /s/ Randall E. McCoy
Name:         Randall E. McCoy
Title:           CEO